Exhibit 99.1
FREMONT GENERAL CORPORATION ENTERS INTO DEFINITIVE AGREEMENT TO SELL
ITS REMAINING MORTGAGE SERVICING RIGHTS TO LITTON LOAN SERVICING LP
     (BREA, CALIFORNIA) — May 8, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (OTC: FMNT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL”), announced today that FIL has entered into an Asset Purchase Agreement (the “Agreement”) with Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of Goldman Sachs & Co. (“Litton”), that provides for the sale of FIL’s remaining mortgage servicing rights (“MSR’s”) on their $12.2 billion serviced loan portfolio (as of March 31, 2008).
     Pursuant to the Agreement, at closing, Litton will pay FIL for the MSR’s and will reimburse FIL for the unreimbursed delinquency and servicing advances made by FIL and FIL’s accrued and unpaid servicing fees. The Agreement does not include the sale of FIL’s servicing platform. As a result, the Company intends to wind down its remaining loan servicing operation in Ontario, California.
     The Company expects the proposed transaction to close in the second quarter of 2008. Completion of the proposed transaction is subject to the non-objection of the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Financial Institutions and the satisfaction of customary closing conditions.
     With the execution yesterday of this Agreement and the previously announced agreement with CapitalSource, Inc., which is presently under review by FIL’s banking regulators, FIL has now contracted to sell substantially all of FIL’s remaining assets. The Company intends to shortly be providing an update on its status and future plans.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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